                                                                     EXHIBIT 2.1


                                  $150,000,000



             TRANSAMERICAN REFINING CORPORATION, a Texas Corporation

                        15% SENIOR SECURED NOTES DUE 2003



                 TCR HOLDING CORPORATION, a Delaware Corporation

              240,000 SHARES CLASS A VOTING COMMON STOCK, SERIES A

                3,000,000 SHARES CLASS B NON-VOTING COMMON STOCK

    6,000,000 SHARES CLASS B JUNIOR NON-VOTING PARTICIPATING PREFERRED STOCK

    3,300,000 SHARES CLASS C JUNIOR NON-VOTING PARTICIPATING PREFERRED STOCK

    8,700,000 SHARES CLASS D JUNIOR NON-VOTING PARTICIPATING PREFERRED STOCK

    17,760,000 SHARES CLASS E JUNIOR NON-VOTING PARTICIPATING PREFERRED STOCK



          TRANSCONTINENTAL REFINING CORPORATION, a Delaware Corporation

                6,000,000 SHARES 6% PARTICIPATING PREFERRED STOCK





                          SECURITIES PURCHASE AGREEMENT

                                December 15, 1998


TCW Leveraged Income Trust, L.P.
TCW Leveraged Income Trust II, L.P.
TCW Shared Opportunity Fund II, L.P.
TCW Shared Opportunity Fund IIB, L.L.C.
TCW Shared Opportunity Fund III, L.P.
Brown University Third Century Fund
(collectively, the "TCW Funds")
c/o Trust Company of the West
11100 Santa Monica Boulevard
Los Angeles, California  90025

Jefferies & Company, Inc.
11100 Santa Monica Boulevard
Los Angeles, California  90025

Ladies and Gentlemen:

                  This Amended and Restated Securities Purchase Agreement is hereby intended to replace in its entirety the Securities Purchase Agreement dated December 10, 1998 among the parties hereto. TransAmerican Refining Corporation, a corporation organized under the laws of the State of Texas ("TARC"), proposes to issue and sell to the purchasers listed on Schedule I (the "NEW LENDERS"), severally and not jointly, $150,000,000 in aggregate principal amount of its 15% Senior Secured Notes Due 2003 (the "NOTES") and the following capital stock of TCR Holding Corporation, a corporation organized under the laws of the State of Delaware ("TCR HOLDING"), 240,000 shares of its $0.01 par value Class A Voting Common Stock, Series A ("TCR VOTING COMMON STOCK"), 3,000,000 shares of its $0.01 par value Class B Non-Voting Common Stock ("TCR NON-VOTING COMMON STOCK", collectively with the TCR Voting Common Stock, the "TCR COMMON STOCK"), 3,000,000 shares of its Class B Junior Non-Voting Participating Preferred Stock ("CLASS B PREFERRED STOCK"), 1,650,000 shares of its $0.01 par value Class C Junior Non-Voting Preferred Stock ("CLASS C PREFERRED STOCK"), 4,350,000 shares of its $0.01 par value Class D Junior Non-Voting Preferred Stock ("CLASS D PREFERRED STOCK"), 8,760,000 shares of its $0.01 par value Class E Junior Non-Voting Preferred Stock ("CLASS E PREFERRED STOCK," collectively with Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, the "TCR NON-VOTING PREFERRED STOCK", the TCR Non-Voting Preferred Stock, TCR Non-Voting Common Stock and the TCR Voting Common Stock, collectively, the "TCR STOCK"). Such TCR Common Stock and the Notes being referred to collectively herein as the "NEW LENDER SECURITIES." TransContinental Refining Corporation, a corporation organized under the laws of the State of Delaware ("TRANSCONTINENTAL") proposes to issue and sell to the New Lenders, severally and not jointly, 6,000,000 shares of its $0.01 par value, 6% Participating Convertible Preferred Stock ("TRANSCONTINENTAL PREFERRED STOCK") in the aggregate. TARC additionally proposes to sell to Jefferies & Company, Inc. ("JEFFERIES" or the "PURCHASER") 3,000,000 shares of Class B Preferred Stock, 1,650,000 shares of Class C Preferred Stock, 4,350,000 shares of Class D Preferred Stock and 9,000,000 shares of Class E Preferred Stock (the "ADDITIONAL SECURITIES", collectively with the New Lender Securities and the TCR Non-Voting Common Stock, the "SECURITIES"). The Notes are to be issued pursuant to an Indenture (the "INDENTURE"), to be dated as of December 15, 1998 between TARC and The Bank of New York, as trustee (the "TRUSTEE"). The obligations under the Notes will be secured by a first priority security interests (the "SECURITY INTERESTS") in certain of the personal property assets of TARC (the "PERSONAL PROPERTY COLLATERAL") as set forth in a Security Agreement of even date with the Indenture (the "SECURITY AGREEMENT") and certain real property assets of TARC (the "REAL PROPERTY COLLATERAL") as set forth in a Mortgage of even date with the Indenture (the "COMPANY MORTGAGE"). The Securities will be offered and sold to the New Lenders and the Purchaser (the "OFFERING") without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon certain exemptions set forth therein.

                  In connection with the offer and sale of the Notes, the New Lender Securities and the TransContinental Preferred Stock to the New Lenders, TARC, TCR Holding and TransContinental have prepared a joint disclosure statement dated December 8, 1998, as supplemented on December 13, 1998 (the "NEW LENDER DISCLOSURE STATEMENT") containing, among other things, a description of the terms of the Securities and information relating to TARC and its business. In connection with the offer and sale of the Additional Securities, TCR Holding has prepared a disclosure statement dated December 8, 1998 (the "PURCHASER DISCLOSURE STATEMENT", collectively with the New Lender Disclosure Statement, the "DISCLOSURE STATEMENTS").

                  The term "as of the date hereof" when used herein shall mean each date upon which a counterpart signature page hereto is executed.

                  1. Terms of the Offering. The New Lenders and their direct and indirect transferees each shall be entitled to the benefits of a Registration Rights Agreement among TARC and the New Lenders (the "A/B EXCHANGE REGISTRATION RIGHTS AGREEMENT"), to be entered into as of the date (the "CLOSING DATE") of the Closing (as defined) and which shall be assigned to and assumed by each of TCR Holding and TransContinental, pursuant to which TARC (and as successors, TCR Holding and TransContinental, respectively) shall agree to use its best efforts to file with the Securities and Exchange Commission (the "COMMISSION") and have declared effective under the Securities Act an Exchange Offer Registration Statement (as defined in the A/B Exchange Registration Rights Agreement) registering the offer and sale of notes in all respects identical to the Notes (except for references to series and restrictive legends) and (with respect to resales by the New Lenders, the Purchaser and by affiliates of TARC, TCR Holding or TransContinental and in certain other circumstances) a Shelf Registration Statement (as defined in the A/B Exchange Registration Rights Agreement), registering the resale of the Notes, as the case may be.

                  On the Closing Date, the following transactions (collectively the "REORGANIZATION") shall occur pursuant the terms of (w) this Agreement, (x) an ASSET TRANSFER AGREEMENT dated the Closing Date between TARC and TCR Holding (the "TCR HOLDING ASSET TRANSFER AGREEMENT") and (y) an ASSET TRANSFER AGREEMENT dated the Closing Date between TCR Holding and TransContinental (the "TRANSCONTINENTAL ASSET TRANSFER AGREEMENT" and, together with the TCR Holding ASSET TRANSFER AGREEMENT, the "ASSET TRANSFER AGREEMENTS"):

                  (a) TARC and TCR Holding shall make the following exchange:

                         (i) TCR Holding shall issue to TARC all of its capital
stock consisting of (A) 15,081,429 shares of $0.01 par value Class A Participating Preferred Stock, Series A of TCR Holding ("TCR SERIES A VOTING PREFERRED STOCK") 3,278,571 shares of $0.01 par value Class A Participating Preferred Stock, Series B of TCR Holding ("TCR SERIES B VOTING PREFERRED STOCK", collectively with the TCR Series A Voting Preferred Stock, the "TCR VOTING PREFERRED STOCK"), collectively representing, in the aggregate, 30.6% of the equity interests in TCR Holding, (B) the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Class E Preferred Stock, collectively representing in the aggregate, 64.0% of the equity interests in TCR Holding, (C) the Class A Voting Common Stock, representing 0.4% of the equity interests in TCR Holding and (D) the TCR Non-Voting Common Stock, representing 5.0% of the equity interests in TCR Holding;

                         (ii) TARC shall issue the Notes and sell the TCR Stock
to the New Lenders;

                         (iii) TARC shall transfer to TCR Holding, all of TARC's
assets (including, without limitation, the refinery (the "REFINERY") currently under construction and the tank storage facility (the "TANK STORAGE FACILITY"), each in St. Charles Parish, Louisiana, and all contracts, Licenses (as defined herein) and other rights associated with such assets (the "TRANSFERRED ASSETS") other than certain cash amounts to repay an intercompany loan obligation, repay certain accounts payable and other obligations, pay transaction fees and expenses and certain rights in existing litigation);

                         (iv) TCR Holding shall assume certain liabilities of
TARC (including, without limitation, the Notes, $36,000,000 aggregate principal amount 13% Senior Secured Notes due 2002 the proceeds of which were used to purchase the Tank Storage Facility (the "TANK STORAGE FACILITY NOTES") and the capital loan executed by TARC in favor of TransAmerican Energy Corporation, a Delaware corporation ("TEC"), by note dated as of October 31, 1998 (the "TEC SWINGLINE NOTE" and together with the other liabilities of TARC assumed by TCR Holding, the "TRANSFERRED LIABILITIES");

                  (b) (i) TCR Holding shall transfer the Transferred Assets (other than certain cash amounts used to repay interest on the TEC Swingline Note (as defined)) to TransContinental, (ii) TransContinental shall assume all of the Transferred Liabilities from TCR Holding (other than the TEC Swingline
Note) and (iii) TransContinental shall issue the TransContinental Preferred Stock to the New Lenders; and

                  (c) TARC shall use the cash it does not transfer to TCR Holding to repay certain of its outstanding liabilities as set forth in Schedule 1(c) hereto.

                  2. Representations and Warranties. TEC, TARC, TCR Holding and TransContinental, jointly and severally, represent and warrant to, and agree with, the New Lenders and the Purchaser that as of the date hereof and on the date of the Closing (or, with respect to representations and warranties with respect to each of the Disclosure Statements, as of the date or dates stated):

                  (a) Each of the Disclosure Statements, as of its date contained and as of the date hereof contains, and as of the closing (the "CLOSING") of the transactions contemplated hereby (including, without limitation, the issuance of the Securities and the Reorganization) will contain, all the information specified in, and meets and will meet the requirements of, Rule 144A(d)(4) of the Securities Act and each of the Disclosure Statements, as of its date and as of the date hereof is, and as of the Closing Date will be, accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that TEC, TARC, TCR Holding and TransContinental make no representations or warranties as to the information contained in or omitted from each of the Disclosure Statements in reliance upon and in conformity with information furnished in writing to TARC by or on behalf of the New Lenders and the Purchaser, respectively, specifically for inclusion in each of the Disclosure Statements.

                  (b) Schedule 2(b)(i) contains a true and correct list of (i) each parcel of real property owned, leased (as lessor or lessee) or otherwise occupied or used by TARC (the "REAL PROPERTY") and (ii) all debentures, notes and other evidences of indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities, interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially prior to consummation of the Reorganization by TARC or, after consummation of the Reorganization, TCR Holding or TransContinental, and issued by any person other than TARC, TCR Holding or TransContinental (other than trade receivables generated in the ordinary course of business)("INVESTMENT ASSETS"). Schedule 2(b)(ii) contains a true and complete list of each mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any Contract (as defined below) involving any conditional sale or title retention arrangement or any Contract to give any of the foregoing ("LIENS") on any of the assets, including the Real Property and the Personal Property Collateral, the Investment Assets and other personal property owned or leased by TARC, TCR Holding or TransContinental or used in or reasonably necessary for the conduct of the business of TARC, and following the Closing, TCR Holding or TransContinental (the "PERSONAL PROPERTY"), as such business is described in each of the Disclosure Statements and as expected to be conducted following completion of the Refinery (the "BUSINESS"). TARC has and TCR Holding and TransContinental will (as part of or immediately following the transactions contemplated hereby (including, without limitation, the Reorganization), have, as the case may be, either good and marketable fee title to, or a valid leasehold interest in, all Real Property, and good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use all Personal Property, which title, leasehold interests or rights to use shall be, immediately following consummation of the transactions contemplated hereby and under the ASSET TRANSFER AGREEMENTS (including, without limitation, the Reorganization), free and clear of all Liens other than those Liens set forth on Schedule 2(b)(iii) ("PERMITTED LIENS").

                  (c) TARC has no direct or indirect subsidiaries other than (after consummation of the transactions contemplated hereby (including, without limitation, the Reorganization) TCR Holding and TransContinental. TCR Holding has no direct or indirect subsidiaries other than (after consummation of the transactions contemplated hereby (including, without limitation, the Reorganization) TransContinental. TransContinental has no direct or indirect subsidiaries.

                  (d) Each of TEC, TARC, TCR Holding and TransContinental has been duly organized and is and will be validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with requisite power and corporate authority to own or lease its properties and conduct the Business, as of the date hereof and as of the Closing Date, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except to the extent that any such failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operation, Business, prospects, net worth or assets of TARC, TCR Holding or TransContinental, or on the ability of TEC, TARC, TCR Holding and TransContinental to perform their respective obligations under this Agreement, the Notes, the Indenture, the A/B Exchange Registration Rights Agreement, the Stockholders Agreements (as defined), the Security Agreement, the Company Mortgage, the respective certificates of designation governing the Securities (other than the Notes), the Construction Collateral and Disbursement Account Agreement between the Trustee and TARC (the "CONSTRUCTION COLLATERAL AND DISBURSEMENT AGREEMENT"), the Master Services Agreement between Southeast Louisiana Contractors of Norco, Inc. ("Southeast") and TransContinental (the "SOUTHEAST SERVICES AGREEMENT") the Exchange and Registration Rights Agreement (as defined), the TransContinental Preferred Registration Rights Agreement (as defined), the Services Agreement (as defined), the Tax Allocation Agreement (as defined), the Asset Transfer Agreements, the Assumption Agreements (as defined) or any of the other documents to be delivered pursuant hereto or thereto or in connection with the transactions (including, without limitation the issuance of the Securities and the Reorganization) contemplated hereby or thereby (the "TRANSACTION DOCUMENTS" (such effect a "MATERIAL ADVERSE EFFECT").

                  (e) The total authorized capital stock of TARC consists of 100,000,000 shares of $0.01 par value common stock, of which 30,000,000 shares were issued and outstanding as of the date hereof and 3,694,248 shares were reserved for issuance under warrants issued by TARC and outstanding as of the date hereof and 20,000,000 shares, $1.00 par value preferred stock of which none is outstanding as of the date hereof. Except as set forth above, no shares of capital stock or other voting securities of TARC were issued, reserved for issuance or outstanding as of the date hereof. Immediately prior to and after the Closing, the total authorized capital stock of TCR Holding will consist of 100,000,000 shares of its $0.01 par value common stock and 65,760,000 shares of its preferred stock consisting of 18,360,000 shares of TCR Voting Preferred

Stock, of which 18,360,000 shares will be issued and outstanding immediately after the Closing; 9,000,000 shares of Class B Preferred Stock, of which 6,000,000 shares will be issued and outstanding immediately after the Closing; 4,125,000 shares of Class C Preferred Stock, of which 3,300,000 shares will be issued and outstanding immediately after the Closing; 10,875,000 shares of Class D Preferred Stock, of which 8,700,000 shares will be issued and outstanding immediately after the Closing; 24,900,000 shares of Class E Preferred Stock, of which 17,760,000 shares will be issued and outstanding immediately after the Closing; 240,000 shares of TCR Voting Common Stock, of which 240,000 shares will be issued and outstanding immediately after the Closing; 18,360,000 shares of Class A Voting Common Stock, Series B, par value $.01 per share, of which no shares will be issued and outstanding; and 3,000,000 shares of TCR Non-Voting Common Stock of which 3,000,000 will be issued and outstanding immediately after the Closing. Immediately after the Closing, the total authorized capital stock of TransContinental will consist of 1,000,000 shares of common stock, par value $0.01, of which 855,400 shares will be issued and outstanding immediately after the Closing and 9,000,000 shares of preferred stock, of which 6,000,000 shares of 6% Participating Convertible Preferred Stock will be issued and outstanding immediately after the Closing. All of the issued and outstanding shares of capital stock of TARC, TCR Holding and TransContinental, including the Securities to be delivered hereunder, have been or, as of the Closing Date, will be duly and validly authorized and issued and fully paid and non-assessable, free and clear of all Liens, encumbrances, equities or claims, other than the Liens created by the pledge of shares of common stock of TransContinental held by TCR Holding, in favor of TEC with respect to the TEC Swingline Note, the Liens to be created on such shares upon the exercise of the option of TCR Holding to exchange notes and common stock for shares of TCR Preferred Stock, and the Liens created by the pledges of the TCR Voting Preferred Stock in favor of TEC with respect to its Senior Secured Notes due 2002 and Senior Secured Discount Notes due 2002 (collectively, the "TEC NOTES") and the springing Lien rights in favor of TARC with respect to its Senior Subordinated Notes due 2003.

                  (f) Each of TEC, TARC, TCR Holding and TransContinental has requisite corporate power and authority to execute and deliver, and to perform its respective obligations under, this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the Reorganization), and to issue, sell and deliver the Securities to be sold by it to the New Lenders and the Purchaser as provided herein and therein, and to sell and transfer or purchase and acquire, as the case may be, the Transferred Assets and Transferred Liabilities pursuant to the Asset Transfer Agreements.

                  (g) The Notes have been duly and validly authorized by all necessary corporate action (including, without limitation, required stockholder approvals, if any) and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the New Lenders in accordance with the terms of this Agreement, (i) will be legal, valid and binding obligations of TARC, enforceable against TARC in accordance with their terms, (ii) when assigned to and assumed by TCR Holding, will be legal, valid and binding obligations of TCR Holding, enforceable against TCR Holding in accordance with their terms and (iii) when assigned to and assumed by TransContinental will be legal, valid and binding obligations of TransContinental enforceable against TransContinental in accordance with their terms, in each case, except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and
(y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and, in each case, will be entitled to the benefits of the Indenture; and the Securities and the Indenture and the other Transaction Documents will conform, as of the Closing Date, in all material respects to the descriptions thereof, if any, contained in each of the Disclosure Statements.

                  (h) Each of this Agreement, the Asset Transfer Agreements, the A/B Exchange Registration Rights Agreement, each of the Stockholders Agreement among the TCW Funds and TransAmerican Natural Gas Corporation, a Texas corporation, the Stockholders Agreement among the TCW Funds and TEC, the Stockholders Agreement (TCR Holding) among TARC, TCR Holding and the initial holders named therein and the Stockholders Agreement (TransContinental) among holders of the 6% Participating Preferred Stock named therein, TARC and TCR Holding (collectively, the "STOCKHOLDERS AGREEMENTS"), the Security Agreement, the Company Mortgage, the Exchange and Registration Rights Agreement among the holders of the TransContinental Preferred Stock, certain capital stock of TCR Holding, TCR Holding and TransContinental (the "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT") the Registration Rights Agreement among holders of the TransContinental Preferred Stock and TransContinental (the "TRANSCONTINENTAL PREFERRED REGISTRATION RIGHTS AGREEMENT" and, collectively with the Exchange and Registration Rights Agreement, the "REGISTRATION RIGHTS AGREEMENTS"), the Tax Allocation Agreement between TCR Holding and TransContinental (the "TAX ALLOCATION AGREEMENT") the Amended and Restated Services Agreement among TNGC Holdings Corporation, a Delaware corporation and its affiliates, TransTexas Gas Corporation, a Delaware corporation, TARC, TCR Holding and TransContinental (the "SERVICES AGREEMENT"), the Southeast Services Agreement, the Construction Collateral and Disbursement Agreement, the TARC Assumption Agreement between TARC and TCR Holding (the "TARC ASSUMPTION AGREEMENT") and the Assignment and Assumption Agreement between TCR Holding and TransContinental (the "TRANSCONTINENTAL ASSUMPTION AGREEMENT") and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the Reorganization) have been duly and validly authorized by all necessary corporate action (including, without limitation, required stockholder and shareholder approvals, if any) of TEC, TARC, TCR Holding and TransContinental, and this Agreement and each of the other Transaction Documents to which it is a party has been executed and delivered by TEC, TARC, TCR Holding and TransContinental and constitutes the legal, valid and binding agreement of TEC, TARC, TCR Holding and TransContinental, respectively, enforceable against each in accordance with its terms, except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or (y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (i) The Indenture and the consummation of the transactions contemplated thereby, including the issuance of the Notes, have been duly and validly authorized by all necessary corporate action (including, without limitation, required stockholder approvals, if any) of TARC, and when the Indenture is executed and delivered by TARC, the Indenture will be a legal, valid and binding agreement of TARC, enforceable against TARC in accordance with its terms, except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or (y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be in sufficient form for qualification under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") and the rules and regulations of the Commission promulgated thereunder. When the TARC Assumption Agreement has been executed and delivered, the Indenture will be a legal, valid and binding agreement of TCR Holding, enforceable against TCR Holding in accordance with its terms, except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or (y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When the TransContinental Assumption Agreement has been executed and delivered, the Indenture will be a legal, valid and binding agreement of TransContinental, enforceable against TransContinental in accordance with its terms, except as such enforceability (x) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or (y) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (j) Schedule 2(j) contains a true and complete list of all agreements, leases, licenses, evidences of indebtedness, loan agreements, mortgages, deeds of trust, construction contracts, refinery products purchase agreements, indentures, security agreements or other instruments, contracts or arrangements to which TARC, TCR Holding and TransContinental is (or, following consummation of the Reorganization, will be) a party or by which any of them is (or, following consummation of the Reorganization, will be) bound, or to which any of their respective properties is (or, following consummation of the Reorganization, will be) subject (the "Contracts") that (i)(A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to TARC, TCR Holding or TransContinental of more than $1,000,000 during any twelve month period and (B) cannot be terminated at the option of TARC, TCR Holding or TransContinental within 30 days after giving notice of termination without resulting in any material cost or penalty to any of TARC, TCR Holding or TransContinental, (ii) evidence or govern indebtedness of TARC, TCR Holding or TransContinental for borrowed money with an outstanding balance in excess of $50,000, (iii) are otherwise material to the Business, (iv) the termination or cancellation of which would result in a Material Adverse Effect or (v) evidence or govern any liability or obligation either on the part of or in favor of TARC, TCR Holding or TransContinental to any person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any of TEC, TARC, TCR Holding or TransContinental, including any officer, director, employee or holder of capital stock of TEC, TARC, TCR Holding or TransContinental or any of their affiliates. Giving effect to the use of proceeds substantially contemporaneously with the Closing, none of TEC, TARC, TCR Holding or TransContinental is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities and the Reorganization) result in a violation of, or constitute a default under, the Certificates or Articles of Incorporation, by-laws or other governing documents of TEC, TARC, TCR Holding or TransContinental, or constitute a breach or violation of or default under, or result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, or result in or give to any person any additional rights or entitlements to increased, additional, accelerated or guaranteed payments with respect to, any Contract (after giving effect to consents and waivers obtained prior to, or concurrently with, the Closing), except for such breaches or violations of or such defaults under any such Contract as would not (after giving effect to the use on the Closing Date of proceeds from the sale of the Securities), individually or in the aggregate, have a Material Adverse Effect; nor will the execution, delivery and performance by TEC, TARC, TCR Holding and TransContinental of their respective obligations hereunder or thereunder cause a material violation of any law, rule, administrative regulation, License (as defined in paragraph (n) below) or decree of any court, governmental agency or body having jurisdiction over TEC, TARC, TCR Holding or TransContinental or any of their respective properties, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any property or asset of TEC, TARC, TCR Holding or TransContinental, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect. TEC, after giving effect to the use on the Closing Date of the proceeds from the sale of the Securities, is not in default under any loan agreement.

                  (k) Other than a consent required for the assignment of the Database Software Agreement between TARC and Oracle Database Software, no consent, approval, authorization or order of, or filing or registration or qualification with, any court or governmental agency or body or financial institution, or any other party under any Contract will be required as of the Closing Date on the part of any of them for the authorization, issuance, sale and delivery of the Securities, or the execution, delivery and performance by TEC, TARC, TCR Holding and TransContinental, of their respective obligations under this Agreement or any of the other Transactions Document or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Reorganization), except (1) as have been obtained, (2) as may be required under the "Blue Sky" laws of the various states in connection with the offer and sale of the Securities and (3) as may be required by the Securities Act, the "Blue Sky" laws of the various states, the Trust Indenture Act and the bylaws and rules of the National Association of Securities Dealers, Inc. ("NASD"), in conjunction with an exchange offer for, or registered resale of, the Securities pursuant to the A/B Exchange Registration Rights Agreement, the Registration Rights Agreements and the qualification of the Indenture and the Trustee.

                  (l) Except for this Agreement, the A/B Exchange Registration Rights Agreement, and the Registration Rights Agreements and registration rights with respect to common stock purchase warrants of TARC and TARC's 16% Senior Subordinated Notes due 2003, none of TARC, TCR Holding and TransContinental has entered into any pending agreement (i) to register its securities under the Securities Act or (ii) other than as contemplated herein, to purchase or offer to purchase any securities of TARC, TCR Holding, TransContinental or any of their respective affiliates.

                  (m) Upon execution and delivery thereof, the Security Agreement will create, in favor of the Trustee (as defined therein), for the benefit of the holders of the Notes, a valid grant of a first priority security interest in the Personal Property Collateral and the proceeds thereof and, upon the filings or the recording required by the Security Agreement, the Trustee will have, other than with respect to Permitted Liens, a first priority perfected security interest in the Personal Property Collateral. Upon execution and delivery thereof, the Company Mortgage will create, in favor of the New Lenders, a valid grant of a security interest in the Real Property Collateral and the proceeds thereof and, upon the filings or the recording required by such instrument, the New Lenders will have, other than with respect to Permitted Liens, a valid first priority perfected security interest in such collateral. Upon the execution and delivery thereof, the Construction Collateral and Disbursement Agreement will create, in favor of the Trustee (as defined therein), for the benefit of the holders of the Notes, a valid grant of a first priority security interest in that portion of the Personal Property Collateral that the agreement purports to cover and the proceeds thereof and, when the Trustee becomes identified in the records of a securities intermediary, the Trustee will have a first priority perfected security interest in such Personal Property Collateral.

                  (n) Schedule 2(n) contains a true and complete list of all licenses, certificates, permits, consents, orders, authorizations and approvals (collectively, "LICENSES") used in and material, individually or in the aggregate, to the Business or operations of TARC, and, following consummation of the transactions contemplated by this Agreement and the other Transaction Documents (including the Reorganization), TCR Holding or TransContinental. TARC, TCR Holding and TransContinental hold and will hold, as the case may be, all material Licenses from governmental authorities that are necessary to the conduct of Businesses and to enable all Real Property and Improvements (as described in the Company Mortgage and including the Tank Storage Facility) to be lawfully occupied and used for all of the purposes for which they are currently occupied and used and as expected to be occupied and used upon completion of the Refinery; such Licenses are in full force and effect and no proceeding has been instituted or, to the knowledge of TARC, TCR Holding or TransContinental, is threatened, pending or contemplated which in any manner affects or draws into question the validity or effectiveness thereof; such Licenses contain no restrictions that are or could be reasonably be expected to be materially burdensome to the conduct of the Business; and to the knowledge of TARC, TCR Holding and TransContinental, no event has occurred that permits (nor has an event occurred that with notice or lapse of time or both would permit) the modification, revocation or termination of such Licenses or that might result in any other material impairment of the rights of TARC, TCR Holding or TransContinental therein other than modifications, revocations or terminations that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (o) Schedule 2(o) contains a true and complete list of all the patent rights, inventions, trademarks, service marks, trade names and copyrights used in and material, individually or in the aggregate, to the Business or operations of TARC and, following consummation of the transactions contemplated by this Agreement and the other Transaction Documents (including the Reorganization), TCR Holding and TransContinental (the "INTELLECTUAL PROPERTY"). No other Intellectual Property is used or is necessary to construct the Refinery and to operate the Refinery and the other Transferred Assets, and none of TARC, TCR Holding and TransContinental has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to, any Intellectual Property which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no restrictions on the direct or indirect transfer of any such Intellectual Property or any Contract, or any interest therein, in respect of such Intellectual Property held by TARC or to be held by TCR Holding or TransContinental following consummation of the Reorganization.

                  (p) Each of the Improvements listed on Schedule 2(p) have been sufficiently constructed in accordance with the Plans (as defined in the Indenture and existing on the date hereof and the Closing Date), and each of the Improvements comprising the Tank Storage Facility have been sufficiently constructed so that, in each case, it may be operated for its intended purpose. All water, gas, electrical, steam, compressed air, telecommunications, sanitary and storm sewage lines and systems and other similar systems necessary for the operation of the Real Property and Improvements are installed and operating and are sufficient to enable the Real Property and Improvements to continue to be used and operated in the manner currently being used and operated, such systems as are anticipated to be installed and operated in accordance with the Plans will, upon such installation in accordance with the Plans, be sufficient to enable the Real Property and Improvements to be used and operated in the manner currently contemplated upon completion of the Capital Improvement Program (as defined in the Indenture, described in the Offering Circulars and existing on the date hereof (the "CAPITAL IMPROVEMENT PROGRAM"), and none of TARC, TCR Holding and TransContinental has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is or, upon consummation of the Reorganization and completion of the Refinery in accordance with the Plans, will be, dependent for its access, operation or utility on any land, building or other Improvement not included in the Real Property or subject to easements, servitudes or similar rights in favor of TARC.

                  (q) None of TARC, TCR Holding and TransContinental has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property or Improvements or any part thereof or of any sale or other disposition of any Real Property or Improvements or any part thereof in lieu of condemnation.

                  (r) No portion of any Real Property or Improvements has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.

                  (s) As of the date hereof, no party to any reciprocal easement agreement affecting any of the Real Property or Improvements is, and as of the Closing Date, no such party will be, in material default thereunder and no event has, or will have, occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. All maintenance payments with respect to such reciprocal easement agreements which were due and payable prior to the date hereof have been paid.

                  (t) TARC has provided the Beneficiary (as defined in the Company Mortgage) a true, correct and complete listing of the real property tax bills for the Real Property Collateral and all other real property owned by TARC, TCR Holding or TransContinental for the current tax year and bills with respect to any special assessments affecting any of such Real Property. All real property taxes and special assessments with respect to such Real Property which were due and payable prior to the date hereof have been paid in full. TARC has not received any written notice of any special assessment action or proceeding or real property tax reassessment with respect to the Real Property.

                  (u) The Real Property and Improvements are in compliance with all building, fire, zoning, environmental and other ordinances and regulations applicable thereto except to the extent that any failure to so comply could not adversely affect the conduct of the Business or the completion or operation of the Refinery.

                  (v) Except as disclosed in Schedule 2(v), the Real Property and Improvements and the present use and condition thereof do not violate, in any material respect, any applicable deed restrictions or other covenants, restrictions or agreements, site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable thereto, as modified by any duly issued variances. Except as disclosed in Schedule 2(v), no building or Improvement which is part of any of the Real Property encroaches, in any material respect, upon any property owned by any adjacent landowner or upon any real property interest held by any other individual, corporation, partnership, limited liability company or other legal entity or association ("PERSON") with respect to any of such real property.

                  (w) No notices of violation of law or municipal ordinances or of federal, state, county or municipal or other governmental agency regulations, orders or requirements relating to any of the Real Property or Improvements that have not been completely cured have been entered or received by TARC, TCR Holding or TransContinental, and TARC, TCR Holding and TransContinental have no reason to believe that any such notice may or will be entered.

                  (x) All water, sewer, gas, electricity or telephone and other utilities serving the Real Property and Improvements are supplied directly to the Real Property and Improvements by facilities of public utilities except as set forth in Schedule 2(x).

                  (y) Except as disclosed in both the Disclosure Statements hereto and except for ordinary course business lawsuits which could not reasonably be expected to result in a Material Adverse Effect, there are no actions or proceedings (zoning or otherwise) or governmental investigations pending, or, to the knowledge of TARC, TCR Holding or TransContinental, threatened against or relating to any of such Persons or the property of such Persons, nor, to the knowledge of TARC, TCR Holding and TransContinental, is there any basis for such action.

                  (z) None of TARC, TCR Holding and TransContinental has any knowledge of any federal, state, county or municipal plans to change any highways or road systems in the vicinity of any of the Real Property or to restrict or change access from any such highway or road to any of the Real Property or of any pending or threatened condemnation of any of the Real Property or Improvements or any parts thereof or of any plans for improvements which might result in a special assessment against any of the Real Property or Improvements.

                  (aa) The foundation, structure and roof of each building and improvement comprising a part of the Real Property and Improvements are sound in all material respects.

                  (bb) The construction of the Refinery and the operation of the other Transferred Assets has been and, assuming the Refinery is completed and operated in accordance with the Plans, will be (giving effect to any waivers or variances which have been obtained and remain in effect or the obtaining of those Licenses that appear on Schedule 2(j) under the caption "Permits in Progress" (the "PENDING PERMITS")) in compliance with all applicable state, federal and local laws, regulations, ordinances, standards, statutes, orders, rules and other regulations, where the failure to comply therewith could have a Material Adverse Effect or materially impair operation of the Refinery as it is contemplated to be operated as described in the Disclosure Statements. Neither TARC, TCR Holding nor TransContinental has any reason to believe that the Pending Permits will not be approved by the relevant licensing authority. Under applicable zoning and use laws, ordinances, rules and regulations, all necessary subdivision approvals have been obtained for the construction of the Refinery, except to the extent the failure to have or obtain any such approval would not have a Material Adverse Effect.

                  (cc) As of October 31, 1998, the Company did not have obligations outstanding in excess of $59,000,000 consisting of accounts payable and other short-term obligations incurred in connection with the Capital Improvement Program. TARC, TCR Holding and TransContinental estimate that as of October 31, 1998, additional construction costs of $138,000,000 to $159,000,000 (in addition to such accounts payable) were required to complete the Capital Improvement Program. TARC, TCR Holding and TransContinental have no reason to believe that such estimate is inaccurate.

                  (dd) Except for matters specifically reasonably identifiable in the Disclosure Documents or otherwise disclosed in writing to the TCW Funds and the Purchaser as exceptions to this representation in this Agreement;

                          (i) each of TARC, TCR Holding and TransContinental
and, to the best knowledge of TARC, TCR Holding and TransContinental, any Person for whom any of the foregoing are or may be responsible by law or Contract, is in compliance with all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern (as defined below), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "ENVIRONMENTAL LAWS"), which compliance includes, but is not limited to, (1) compliance with all standards, schedules and timetables therein, and (2) the possession of all Licenses required under the Environmental Laws with respect to the operation of the business, property and assets of TARC, TCR Holding and TransContinental or any such Person, and compliance with the terms and conditions thereof and (3) any federal, state, local or foreign approvals pursuant to any Environmental Laws that pertain or relate to the transactions contemplated by this Agreement (including, without limitation, the issuance of the Securities and the Reorganization) except for such failures to comply as could not reasonably be expected to result in costs, fines, penalties or other losses in excess of $200,000 individually or $1 million in the aggregate;

                         (ii) none of TARC, TCR Holding and TransContinental has
received any notice or claim (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that it is in violation of any Environmental Law; none of TARC, TCR Holding and TransContinental has any liability under any Environmental Law; and, to the best knowledge of each of TARC, TCR Holding and TransContinental, there are no past or present actions, activities, circumstances, conditions, events or incidents that may be expected to prevent or interfere with full compliance by each of TARC, TCR Holding and TransContinental (or any Person for whom TARC, TCR Holding and TransContinental is or may be responsible by law or contract) with applicable Environmental Laws in the future except for failures to comply (or related notices of claims) as could not reasonably be expected to result in costs, fines, penalties or other losses in excess of $200,000 individually or $1 million in the aggregate;

                         (iii) there is no claim, action, cause of action,
investigation or notice (written or oral) by any Person alleging potential or actual liability (including, without limitation, potential or actual liability for investigating costs, clean up costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, resulting from or relating to or under any Environmental Law, including, without limitation, any such liability relating to the presence, or release into the environment of any Material of Environmental Concern, or circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "ENVIRONMENTAL LIABILITY") pending, or to the best knowledge of TARC, TCR Holding and TransContinental, threatened against TARC, TCR Holding and TransContinental except for violations (or related notices of claims) as could not reasonably be expected to result in costs, fines, penalties or other losses in excess of $200,000 individually or $1 million in the aggregate;

                         (iv) there are no past or present actions, activities,
circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any pollutants, contaminants, chemicals, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product, waste or constituent thereof), asbestos or asbestos-containing materials, or polychlorinated biphenyls (collectively, "MATERIALS OF ENVIRONMENTAL CONCERN"), that could reasonably be expected to form the basis of any Environmental Liability against TARC, TCR Holding and TransContinental exceeding, in the case of Environmental Liabilities relating to violations of Environmental Laws or as could not reasonably be expected to result in costs, fines, penalties or other losses in excess of $200,000 individually or $1 million in the aggregate;

                         (v) no real property or facility owned, operated,
leased, managed or controlled by TARC, TCR Holding or TransContinental, or, to the best knowledge of each of TARC, TCR Holding and TransContinental, any predecessor in interest for which TARC, TCR Holding or TransContinental could be responsible, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or on any comparable state or local lists established pursuant to any Environmental Law;

                         (vi) there have been no releases (including, without
limitation, any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or off-site) of Materials of Environmental Concern by TARC, TCR Holding or TransContinental or, to the best knowledge of each of TARC, TCR Holding and TransContinental, any predecessor in interest, for which TARC, TCR Holding or TransContinental could reasonably be expected to incur liability under or pursuant to any Environmental Law, at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by TARC, TCR Holding or TransContinental, and each of TARC, TCR Holding and TransContinental has not incurred or reasonably could be expected to incur any Environmental Liability for contamination at, on, under, from or into any on-site or off-site locations where TARC, TCR Holding or TransContinental has stored, disposed or arranged for the disposal of Materials of Environmental Concern, except for such releases as could not reasonably be expected to result in violations of Environmental Laws that could not reasonably be expected to result in costs, fines, penalties or other losses in excess of $200,000 individually or $1 million in the aggregate;

                         (vii) the condition of all underground and above-ground
storage tanks, other storage receptacles and related piping, that are located on a facility or property owned, operated, leased, managed or controlled by TARC, TCR Holding or TransContinental is such that each of TARC, TCR Holding and TransContinental is not, and cannot reasonably be expected to become, subject to any Environmental Liability exceeding, in the case of Environmental Liabilities relating to violations of Environmental Laws or as could not reasonably be expected to result in costs, fines, penalties or other losses in excess of $200,000 individually or $1 million in the aggregate; and

                         (viii) there is no asbestos contained in or forming
part of any building, building component, equipment, structure or office space, or otherwise stored in or on property, buildings or structures owned, operated, leased, managed or controlled by TARC, TCR Holding or TransContinental and no polychlorinated biphenyls ("PCBs") or PCB-containing items are used or stored at any property, owned, operated, leased or managed for which removal, abatement or cleanup is or may be required or for which such matters TARC, TCR Holding or TransContinental could be liable, except for such removal, abatement or cleanup as could not reasonably be expected to result in costs, fines, penalties or other losses in excess of $200,000 individually or $1 million in the aggregate.

                  (ee) Each of TARC, TCR Holding, TransContinental and each member of any affiliated group filing a consolidated return for Federal income tax purposes or of which any of TARC, TCR Holding and TransContinental are members and each member of any group filing a combined tax return for state or local income tax purposes of which any of TARC, TCR Holding and TransContinental are members (each of the foregoing, a "RELEVANT CORPORATION"), has timely filed all Federal, state and local income and other material tax returns and notices required to be filed by applicable law; no audit (except for audits disclosed in Schedule 2(ee)), administrative proceedings or court proceedings are presently pending with regard to any material potential Federal, state or local tax of any nature; no Relevant Corporation has any knowledge of any tax deficiencies which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each Relevant Corporation has paid (within the time and in the manner prescribed by law) all Federal, state and local taxes of any nature which have been due on or prior to the date hereof, in each case except for those not yet delinquent and those being contested in good faith by appropriate proceedings diligently conducted for which each Relevant Corporation has established on its books and records adequate reserves to pay all outstanding tax liabilities in accordance with GAAP; no Relevant Corporation has requested any extension of time within which to file any material tax return, which return has not since been filed; the amounts currently set up as provisions for taxes or otherwise by each Relevant Corporation on its books and records are sufficient for the payment of all its unpaid Federal, state and local taxes accrued through the dates as of which they speak, and for which such Relevant Corporation may be liable in its own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity or pursuant to Treasury Regulation
Section 1.1502-6, any successor thereto and any state or local counterpart thereto;

                  (ff) TARC maintains (and in the future TCR Holding and TransContinental will maintain) a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (gg) Immediately following consummation of the transactions contemplated by this Agreement and the other Transaction Documents (including without limitation, the issuance and sale of the Securities and the Reorganization), TransContinental will, in the opinion of each of TARC, TCR Holding and TransContinental, be Solvent. As used herein, the term "SOLVENT" means, with respect to TransContinental on such date (i) the fair value and present fair saleable value of TransContinental's assets would exceed TransContinental's known liabilities (including known contingent liabilities),
(ii) TransContinental should be able to pay its debts and liabilities as they become absolute and mature and (iii) the capital remaining in TransContinental would not be unreasonably small for the Business.

                  (hh) None of TARC, TCR Holding or TransContinental is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could have, individually or in the aggregate, a Material Adverse Effect.

                  (ii) TARC, TCR Holding and TransContinental are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the Contracts governing such insurance may be freely assigned to each of TCR Holding and TransContinental pursuant to the Reorganization; since 1991, TARC has not failed to obtain insurance coverage of any nature by reason of the refusal of insurers to provide such coverage; and TARC does not have any reason to believe that it, TCR Holding or TransContinental would be unable to renew existing insurance coverage from similar insurers as may be necessary to continue the Business at a cost that would not have, individually or in the aggregate, a Material Adverse Effect.

                  (jj) Except as disclosed in each of the Disclosure Statements as of their respective dates, as of the date hereof and as of the Closing Date, none of TARC, TCR Holding and TransContinental had, has or will have, as the case may be, violated any Federal, state or local law relating to discrimination in employment nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA"), nor has TARC, TCR Holding or TransContinental engaged in any unfair labor practice, which in each case could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Except as disclosed in each of the Disclosure Statements as of their respective dates, as of the date hereof and as of the Closing Date, there was, is or will be, as the case may be (i) no unfair labor practice complaint pending against TARC or, to the knowledge of TARC, TCR Holding and TransContinental, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board and neither TARC, TCR Holding nor TransContinental is party to any collective bargaining agreement, (ii) no significant strike, labor dispute, slowdown or stoppage pending against, TARC, TCR Holding or TransContinental, or, to the knowledge of, TARC, TCR Holding and TransContinental, threatened against any of them and (iii) to the knowledge of, TARC, TCR Holding and TransContinental, no union representation question existing, with respect to employees of TARC, TCR Holding or TransContinental, except (with respect to any matter specified in clause (i), (ii) or (iii) above, individually or in the aggregate) such as would not have a Material Adverse Effect, and, TARC, TCR Holding and TransContinental have no reason to believe that the relationship of TARC, TCR Holding and TransContinental with their employees is likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (kk) Subsequent to the respective dates as of which information is given in each of the Disclosure Statements (i) TARC, TCR Holding and TransContinental have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business except as described in or contemplated by this Agreement or the Disclosure Statements; and (ii) there has not been any material adverse change in the condition (financial or otherwise), results of operations, business, prospects, net worth or assets of TARC, TCR Holding or TransContinental, from the date as of which information is given in each of the Disclosure Statements.

                  (ll) None of, TARC, TCR Holding, TransContinental and any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the issuance of the Securities or the consummation of the Reorganization, other than to the New Lenders.

                  (mm) None of, TARC, TCR Holding, TransContinental nor any agent thereof acting on behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities and the use of the proceeds therefrom to violate Section 7 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any regulation promulgated thereunder, including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof or as the same may hereafter be in effect on the Closing Date.

                  (nn) Assuming that the representations, warranties and covenants of the New Lenders and the Purchaser, respectively, contained in this Agreement are true and correct and have been and will be complied with, no registration of the Securities under the Securities Act or qualification of an indenture under the Trust Indenture Act is required for the offer, sale and delivery of any of the Securities to either the New Lenders or the Purchaser, respectively, or the initial resale thereof in the manner contemplated by this Agreement.

                  (oo) In connection with the offer and sale of the Securities, none of TEC, TARC, TCR Holding or TransContinental have taken nor will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act.

                  (pp) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (qq) PricewaterhouseCoopers, L.L.P. are independent accountants with respect to TARC.

                  (rr) The financial statements of TARC and notes thereto (including the related schedules, if any) incorporated by reference in each of the Disclosure Statements as of their respective date and, as of the date hereof presented or present, as the case may be, and as of the Closing Date will present, fairly, in all material respects, the financial position of TARC and the results of TARC's operations and cash flows purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in accordance with GAAP throughout the periods indicated (except as otherwise indicated therein and subject, in the case of interim statements, to normal year-end adjustments); the unaudited pro forma condensed financial information included in each of the Disclosure Statements as of its date and as of the date hereof presented or present, as the case may be, and as of the Closing Date will present, fairly in all material respects the information shown therein in accordance with the adjustments and assumptions described therein, have been prepared, in all material respects, in accordance with the rules and guidelines of the Commission with respect to the financial data presented and give effect to assumptions which have been made on a reasonable basis and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and the other financial, accounting and statistical information and data related to TARC set forth in each of the Disclosure Statements as of its date and as of the date hereof presented or present, as the case may be, and as of the Closing Date will present fairly, in all material respects, the information purported to be shown thereby at the respective dates and for the respective periods to which they apply, and except as disclosed therein, have been prepared on a basis consistent with the financial statements and the books and records of the entities as to which such information is shown.

                  (ss) None of TARC, TCR Holding and TransContinental nor any of their respective affiliates (as defined in Rule 501 under the Securities Act, "AFFILIATE") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities as contemplated to be offered or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (tt) None of TARC, TCR Holding and TransContinental is, and after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  (uu) TARC, TCR Holding and TransContinental will consummate the Reorganization immediately following consummation of the issuance and sale of the Notes and the TCR Stock. The Reorganization has been or, as of the Closing Date will have been, duly and validly consummated and the respective capitalizations of TARC, TCR Holding and TransContinental will be as set forth in Section 2(e) hereof.

                  (vv) The failures, exclusions and other exceptions to the representations and warranties of TEC, TARC, TCR Holding and TransContinental, taken as a whole, would not have a Material Adverse Effect.

                  (ww) None of TARC, TCR Holding and TransContinental nor any of their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes 1996, as amended, and all regulations promulgated thereunder.

                  (xx) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, which has been served upon TARC and is now pending, or, to the knowledge of TARC, threatened, against or affecting TARC, which is required to be disclosed in each of the Disclosure Statements (other than as disclosed therein), or which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of TARC, or which might materially and adversely affect the properties or assets thereof, or which could prohibit or limit in any way the consummation of any of the transactions contemplated by this Agreement, the Indenture or the Notes or the other Transaction Documents. All pending legal or governmental proceedings to which TARC is a party or of which any of its property is the subject which are not described in each of the Disclosure Statements or consisting of ordinary routine litigation incidental to the Business, are, considered in the aggregate, not material.

                  (yy) Neither TARC, TCR Holding or TransContinental nor any of their respective officers, directors, employees or agents, acting on behalf of any such corporations has at any time (A) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contribution to any candidate for political office in accordance with any applicable statute, regulation or ordinance requiring such disclosure, (B) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (C) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which any of , TARC, TCR Holding or TransContinental sells or from which any of, TARC, TCR Holding or TransContinental buys products for the purpose of influencing such agent or person to buy products from or sell products to any of, TARC, TCR Holding or TransContinental, or (D) except as set forth in each of the Disclosure Statements, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of, TARC, TCR Holding or TransContinental, as the case may be.

                  (zz) the Master Services Agreement dated July 19, 1994 and as amended effective January 1, 1995 and January 5, 1998, between TARC and Southeast has been terminated and all amounts accrued or payable thereunder (other than reimbursable expenses of Southeast) including without limitation, all administrative fees payable pursuant to Section 3 thereof, have been forgiven or otherwise extinguishable and do not constitute a liability of any of TARC, TCR Holding or Transcontinental as of the date hereof.

Representations and warranties of TARC, TCR Holding and TransContinental made to their "KNOWLEDGE" shall be understood for purposes of this Agreement to be made to the knowledge after due inquiry of the executive officers and directors and, for purposes of Section 2(dd), the environmental manager of TARC, TCR Holding or TransContinental, as the case may be, unless otherwise stated in this Agreement.

                  3. Offering; Restrictions on Transfer. The New Lenders and the Purchaser have advised TARC, TCR Holding and TransContinental that the New Lenders and the Purchaser may make an offering of the Securities purchased by the New Lenders and the Purchaser after this Agreement is entered into as in the New Lenders' and the Purchaser's sole judgment is advisable. Each New Lender and Purchaser hereby, severally and not jointly, represents and warrants to, and agrees with, TARC, TCR Holding and TransContinental that:

                  (a) the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act; such New Lender or Purchaser (i) has not and, absent an effective registration statement permitting resale of such Securities by such New Lender or Purchaser, will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) has and, absent an effective registration statement permitting resale of such Securities by such New Lenders or Purchaser, will solicit offers for the Securities only from, and will offer the Securities only to, (A) persons who it reasonably believes to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A or (B) a limited number of other institutional investors reasonably believed by such New Lenders or Purchaser to be "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and, in the case of such purchaser described in this clause
(ii)(B), provide the obligor on the Notes a letter in substantially the form of Exhibit A to this Agreement; and

                  (b) it is either a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or an "accredited investor" within the meaning of Rule 501 under the Securities Act, and, if an accredited investor, will provide TARC prior to the Closing Date with a letter in the form of Exhibit A attached to this Agreement.

The New Lenders and the Purchaser understand that TARC, TCR Holding and TransContinental, and, with respect to their opinions delivered pursuant to this Agreement, counsel to TARC and counsel to the New Lenders and the Purchaser, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the New Lenders and the Purchaser hereby consent to such reliance.

                  4. Purchase and Delivery; Commission. TARC and TransContinental agree to sell to the New Lenders in the amounts set forth on
Schedule I and the Purchaser in the amount set forth on Schedule IA and such parties, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase in the aggregate (i) $150,000,000 in aggregate principal amount of Notes from TARC,
(ii) 240,000 shares of TCR Voting Common Stock, 6,000,000 shares of Class B Preferred Stock, 3,300,000 shares of Class C Preferred Stock, 8,700,000 shares of Class D Preferred Stock, and 17,760,000 shares of Class E Preferred Stock, in each case from TARC, and
(iii) 6,000,000 shares of TransContinental Preferred Stock from
TransContinental.

                  Payment for the Securities shall be made to the order of TARC and TransContinental by wire transfer of immediately available funds to the Construction Disbursement Account (as defined in the Indenture) and such other accounts as TARC, TransContinental and the New Lenders and the Purchaser shall agree upon, at 8:00 a.m. New York City time on December 15, 1998 or at such other time and date as TARC, TransContinental, the New Lenders and the Purchaser may agree upon in writing, such time and date being herein called the "CLOSING DATE," against delivery of the Securities at the offices of Milbank, Tweed, Hadley & McCloy, 350 Park Avenue, 10th Floor, New York, New York 10022, or such other location as the New Lenders or (with respect to the Securities to be purchased by the Purchaser) the Purchaser, shall designate, at 8:00 a.m., New York City time on the Closing Date. Subject to Section 5(y), TARC shall receive $146,971,950 in payment for the Securities sold by it (including the TCR Stock and the Notes) to the New Lenders and the Purchaser and TransContinental shall receive $4,098,000 in payment for the TransContinental Preferred Stock sold by it to the New Lenders.

                  It is understood that each certificate evidencing Securities shall bear a legend to the following effect, unless the issuer of such Security and, in the case of the Notes, the Trustee determine otherwise consistent with applicable law:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) UNDER THE SECURITIES ACT AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE

         TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S, THE TRUSTEE'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT, AND IN THE CASE OF THE NOTES, THE TRUSTEE, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE REGISTRAR.

In addition certificates representing shares of the TCR Non-Voting Preferred Stock (other than shares of Class E Preferred Stock) shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF (I) THE REPURCHASE RIGHTS AGREEMENT DATED AS OF DECEMBER 15, 1998 (THE "REPURCHASE RIGHTS AGREEMENT"), BY AND AMONG THE ISSUER, TRANSAMERICAN ENERGY CORPORATION AND CERTAIN STOCKHOLDERS OF THE ISSUER AND (II) THE STOCKHOLDERS AGREEMENT BY AND AMONG THE ISSUER, TRANSAMERICAN REFINING CORPORATION AND THE STOCKHOLDERS OF THE ISSUER (THE "STOCKHOLDERS AGREEMENT"). THE ISSUER WILL FURNISH TO THE RECORD HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ISSUER AT ITS PRINCIPAL PLACE OF BUSINESS OR ITS REGISTERED OFFICE A COPY OF THE REPURCHASE RIGHTS AGREEMENT AND THE STOCKHOLDERS AGREEMENT. A TRANSFEREE, PLEDGEE OR MORTGAGEE OF THE SECURITIES REPRESENTED BY THE CERTIFICATE SHALL BE DEEMED TO HAVE NOTICE OF AND TO BE BOUND BY THE TERMS OF THE REPURCHASE RIGHTS AGREEMENT AND THE STOCKHOLDERS AGREEMENT.

Certificates representing the Class E Preferred Stock shall also bear the following legend:

                  THE SECURITIES REPRESENTED BY THE CERTIFICATE ARE SUBJECT TO THE TERMS OF THE STOCKHOLDERS AGREEMENT BY AND AMONG THE ISSUER, TRANSAMERICAN REFINING CORPORATION AND THE STOCKHOLDERS OF THE ISSUER (THE "STOCKHOLDERS AGREEMENT"). THE ISSUER WILL FURNISH TO THE RECORD HOLDER HEREOF WITHOUT

         CHARGE UPON WRITTEN REQUEST TO THE ISSUER AT ITS PRINCIPAL PLACE OF BUSINESS OR ITS REGISTERED OFFICE A COPY OF THE STOCKHOLDERS AGREEMENT. A TRANSFEREE, PLEDGEE OR MORTGAGEE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE DEEMED TO HAVE NOTICE OF AND TO BE BOUND BY THE TERMS OF THE STOCKHOLDERS AGREEMENT.

Certificates representing the TransContinental Preferred Stock shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE STOCKHOLDERS AGREEMENT BY AND AMONG THE ISSUER, TCR HOLDING CORPORATION AND THE HOLDERS OF THE SECURITIES (THE "STOCKHOLDERS AGREEMENT"). THE ISSUER WILL FURNISH TO THE RECORD HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ISSUER AT ITS PRINCIPAL PLACE OF BUSINESS OR ITS REGISTERED OFFICE A COPY OF THE STOCKHOLDERS AGREEMENT. A TRANSFEREE, PLEDGEE OR MORTGAGEE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE DEEMED TO HAVE NOTICE OF AND TO BE BOUND BY THE TERMS OF STOCKHOLDERS AGREEMENT.

                  TARC shall pay any transfer taxes payable in connection with the initial delivery to the New Lenders and the Purchaser of the Securities.

                  5. Conditions to Closing. The obligation of the New Lenders and the Purchaser to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of TEC, TARC, TCR Holding and TransContinental herein, to the accuracy of the statements of the authorized representatives of TEC, TARC, TCR Holding and TransContinental made in any certificates pursuant to the provisions hereof, to the performance by TEC, TARC, TCR Holding and TransContinental of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) Subsequent to the date hereof or, if earlier, the dates as of which information is given, in each of the Disclosure Statements there shall not have been any change which, in the judgment of the New Lenders or the Purchaser, has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect such that it is impractical or inadvisable to purchase the Securities. No stop order or other similar decree preventing the use of either of the Disclosure Statements, or any order asserting that the transactions contemplated hereunder (including, without limitation, the issuance of the Securities and the Reorganization) are subject to the registration requirements of the Securities Act or "Blue Sky" laws of any jurisdiction has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of TARC, TCR Holding and TransContinental is contemplated.

                  (b) TARC, TCR Holding and TransContinental, respectively, shall have furnished to the New Lenders and the Purchaser certificates, signed by the Chief Executive Officer and the principal financial officer of each of TARC, TCR Holding and TransContinental and a certificate of the Vice President, Chief Financial Officer and Secretary of TEC, in each case dated the Closing Date, to the effect that the signers of such certificate have carefully examined each of the Disclosure Statements, the Indenture, this Agreement and the other Transaction Documents and that:

                         (i) the representations and warranties of TEC, TARC,
TCR Holding and TransContinental that are qualified as to materiality in this Agreement are true and correct, and those not so qualified are true and correct in all material respects, on and as of the Closing Date with the same effect as if made on the Closing Date and TEC, TARC, TCR Holding and TransContinental have complied with all the agreements and satisfied all the conditions in this Agreement on their respective parts to be performed or satisfied at or prior to the Closing Date;

                         (ii) in the case of the certificate to be provided by
TARC, attached to such certificate is a copy of the Plans, which consist of (a) the plans and specifications that describe and show the proposed expansion and modification of the Refinery and (b) a current budget that accurately sets forth the expected budget for such activities; and

                         (iii) in the case of the certificate to be provided by
TARC, since the date of the most recent financial statements included in each of the Disclosure Statements, there has been no material adverse change in the condition (financial or otherwise), results of operations, business, prospects, net worth or assets of TARC, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Statements; and

                  (c) TARC shall have furnished to the New Lenders and the Purchaser the opinion of Gardere & Wynne, L.L.P, counsel for TARC, TCR Holding and TransContinental dated the Closing Date, to the effect set forth on Schedule 5(c).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the State of New York, the State of Texas, the corporation laws of the State of Delaware, or the laws of the United States of America, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the New Lenders and the Purchaser and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of TEC, TARC, TCR Holding and TransContinental and public officials.

                  In addition such counsel shall state that such counsel assisted in the preparation of each of the Disclosure Statements and no facts have come to the attention of such counsel that lead such counsel to believe that each of the Disclosure Statements (excluding financial statements and other financial and statistical data contained therein, as to which such counsel need not express an opinion) as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) TARC shall have furnished to the New Lenders and the Purchaser the opinion of Campbell, McCranie, Sistrunk, Anzelmo & Hardy, a Professional Law Corporation, counsel for TARC, TCR Holding and TransContinental dated the Closing Date, to the effect set forth on Schedule 5(d).

                  (e) TARC, TCR Holding and TransContinental shall have received on or before the Closing Date (i) all approvals, permits and licenses required for work completed as of the Closing Date on the Refinery and (ii) a form of final title policy with respect to the land naming the Trustee as named insured in an amount not less than $350,000,000 and otherwise in form reasonably satisfactory to the New Lenders.

                  (f) TARC and the Trustee shall have executed and delivered the Indenture in substantially the form of the draft dated the date hereof with such changes as may be reasonably satisfactory to the New Lenders and the Purchaser, and the Indenture shall be in full force and effect.

                  (g) TARC shall have furnished to the New Lenders and the Purchaser on the date hereof and on the Closing Date, a letter of PricewaterhouseCoopers L.L.P., as independent auditors to TARC, addressed to the New Lenders and the Purchaser and dated the date hereof or the Closing Date as the case may be, in form and substance satisfactory to the New Lenders and the Purchaser, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the consolidated financial statements, summary and selected consolidated financial information and certain other financial information contained in each of the Disclosure Statements.

                  (h) The Notes shall be eligible for trading on the Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL") system of the NASD.

                  (i) TARC, TCR Holding, TransContinental, the Trustee and the Depository Trust Company shall have executed and delivered a letter of representations with respect to the Notes sufficient to register the Notes in global form.

                  (j) TARC, TCR Holding and TransContinental shall have executed and delivered this Agreement and the other Transaction Documents to which they are party, and this Agreement and such other Transaction Documents shall be in full force and effect.

                  (k) TARC, TCR Holding and TransContinental shall have filed such UCC Financing Statements, UCC Assignments and UCC Releases with the Secretary of State or other appropriate authority of the appropriate jurisdictions as is required to perfect the security interest in the Personal Property Collateral that is granted by the Security Agreement and as such Security Agreement is assigned and assumed pursuant to the TARC Assumption Agreement and the TransContinental Assumption Agreement in a form and otherwise in a manner satisfactory to the New Lenders and the Purchaser.

                  (l) TARC shall have recorded the Company Mortgage, and such assignment and assumption agreements as may be necessary in connection with the transfer of the Real Property pursuant to the Reorganization and the assignment to and assumption by TCR Holding and TransContinental, respectively, of the obligations under the Company Mortgage, with the appropriate authorities of the appropriate jurisdiction to create a first priority lien on the Real

Property Collateral granted by Company Mortgage in a form and otherwise in a manner satisfactory to the New Lenders.

                  (m) The Trustee shall have become identified in the records of a securities intermediary as the person having a security entitlement against the securities intermediary (as set forth in the New York UCC Section 8-102(7)) with respect to the Personal Property Collateral in which a security interest is granted under the Construction Collateral and Disbursement Agreement in a manner sufficient to create a first priority perfected security interest in such Personal Property Collateral.

                  (n) TARC, TCR Holding and TransContinental shall have furnished to the New Lenders and the Purchaser an accurate certificate dated as of the Closing Date, in form and substance satisfactory to the New Lenders and the Purchaser, signed by the Secretary or an Assistant Secretary of each of TARC, TCR Holding and TransContinental, and attaching Articles or Certificates of Incorporation, bylaws, resolutions, a specimen of the Notes and a specimen of each of the other Securities and such other documents and records as the New Lenders and the Purchaser may request.

                  (o) TARC, TCR Holding and TransContinental shall have paid the fees and expenses set forth in Section 7.

                  (p) The holders of at least 95% of TARC's 16% Subordinated Notes due 2003, assuming the consent of the TCW Funds with respect to all such notes held by them shall have consented to the transactions contemplated hereby and by the other Transaction Documents (including, without limitation, the issuance of the Securities and the Reorganization), the holders of the Tank Storage Bonds shall have consented to the assignment by TARC of the assets securing such securities to, and the assumption of the obligations with respect to such securities by, TCR Holding and to the assignment by TCR Holding to TransContinental of such obligations, the holders of at least 95% of each of TEC's 11 1/2% Senior Secured Notes due 2002 and 13% Senior Secured Discount Notes due 2002 shall have consented to the release of their security interest in the Personal Property Collateral and the Real Property Collateral and to the transactions contemplated hereby (including, without limitation, the issuance of the Securities and the Reorganization), consent agreements, supplemental indentures and supplemental warrants in form and substance satisfactory to the New Lenders and the Purchaser shall have been executed and delivered to the New Lenders and the Purchaser with respect to such obligations and outstanding warrants issued by TARC and all other consents of third parties necessary to consummate the transactions contemplated hereby and by the other Transaction Documents (including, without limitation, the issuance of the Securities and the Reorganization) shall have been obtained.

                  (q) TransTexas Gas Corporation, a Delaware corporation ("TTG"), shall have transferred to the trustee under the indenture governing the TEC Notes sufficient funds to pay in full the interest payment due December 15, 1998 (less $8,100,000 which shall consist of $2,100,000 of accounts payable paid by TARC to TTG and $6,000,000 in proceeds from an anticipated intercompany loan from TEC to TTG) on its senior secured promissory note in favor of TEC in the aggregate principal amount of $450,000,000 to the indenture trustee thereunder and there shall be no Event of Default that has occurred and is continuing under the TEC Notes.

                  (r) TARC shall have provided, or caused to be provided, for each of TCR Holding and TransContinental, through obtaining new policies or through extension of existing policies, insurance against loss or damage of the kinds that are set forth in the Indenture or the Mortgage, which insurance shall extend for a period of not less than one month from the Closing Date and which insurance, to the extent it extends in excess of one month after the Closing Date, is cancelable at the option of TCR Holding or TransContinental, as the case may be, at no additional cost.

                  (s) All of the capital stock of TCR Holding issued prior to the Closing Date shall have been redeemed and TCR Holding and TransContinental shall have the authorized capitalization set forth in Section 2(e).

                  (t) TARC, TCR Holding and TransContinental shall have each irrevocably committed to the consummation of the Reorganization pursuant to Transaction Documents in form and substance satisfactory to the New Lenders and the Purchaser.

                  (u) TTG shall have entered into a lease with TARC, in form and substance satisfactory to the New Lenders and the Purchaser and which is freely assignable to both TCR Holding and TransContinental pursuant to the Reorganization, with respect to the chief executive office of TARC located at 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas.

                  (v) The Disclosure Statements shall have been printed and copies, in the quantity requested by the Purchaser shall have been made available to the Purchaser not later than 12:00 noon (New York time) on the date of this Agreement or such later date and time as the Purchaser may approve.

                  (w) The rights of TARC under the escrow of $5,000,000 to secure environmental indemnities made by TARC in favor of GATX Terminals Corporation shall have been transferred to TCR Holding and TransContinental pursuant to documentation satisfactory to the New Lenders and the Purchaser.

                  (x) The title agent, upon receipt of funds necessary to satisfy obligations secured by materialmen's and mechanics' Liens, shall have delivered the title insurance policy referred to in 5(e) above, without exceptions taken for any mechanic's or materialmen's Liens.

                  (y) TARC shall have paid to the TCW Funds a fee of $5,000,000 for their services as lead investors; provided, that the TCW Funds may elect to deduct such fee from the purchase price to be paid for the Notes by the TCW Funds.

                  (z) Jefferies shall have received an opinion of counsel from Skadden, Arps, Slate, Meagher & Flom reasonably satisfactory to it.

                  (aa) TARC shall have paid the fees and expenses of the counsel and consultants for the New Lenders and the Purchaser.

                  It shall be a further condition to the obligation of the New Lenders and the Purchaser to purchase the TransContinental Preferred Stock that TARC, TCR Holding and TransContinental shall have consummated the Reorganization. In addition, TARC, TCR

Holding and TransContinental will furnish the New Lenders and the Purchaser at Closing such additional opinions, certificates, letters and documents as the New Lenders or the Purchaser may reasonably request.

                  6. Covenants of Issuers and TEC. In further consideration of the agreements of the New Lenders and the Purchaser herein obtained, each of TARC (with respect to its own actions only), TCR Holding and TransContinental covenants and agrees with the New Lenders and the Purchaser as follows:

                  (a) To furnish the New Lenders and the Purchaser, without charge, during the period mentioned in paragraph (c) below, as many copies of each of the Disclosure Statements as the New Lenders and the Purchaser may reasonably request;

                  (b) During the period mentioned in paragraph (c) below, before amending or supplementing each of the Disclosure Statements, to furnish the New Lenders and the Purchaser a copy of each such proposed amendment or supplement, and to make no such proposed amendment or supplement to which the New Lenders or the Purchaser reasonably object;

                  (c) If, during such period after the date hereof and prior to the date on which all of the Securities have become subject to a registration statement permitting resale by the New Lenders or the Purchaser, any event shall occur as a result of which either of the Disclosure Statements as then amended or supplemented would, in the judgement of TARC, TCR Holding, TransContinental or counsel to the New Lenders or the Purchaser, include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary to amend or supplement either of the Disclosure Statements to comply with applicable law, promptly to prepare and furnish, at its own expense, to the New Lenders and the Purchaser, either an amendment or supplement to each of the Disclosure Statements that corrects such statement or omission or effects such compliance;

                  (d) During the period mentioned in paragraph (c) above, to advise the New Lenders and the Purchaser promptly of the happening of any event as a result of which either of the Disclosure Statements would, in the opinion of TARC, TCR Holding or TransContinental, include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (e) To use reasonable efforts to qualify the Securities for offer and sale under the securities laws of such jurisdictions in the United States as the New Lenders or the Purchaser may reasonably request, to file such statements and reports as may be required by the laws of each such jurisdiction in which the Securities have been so qualified, and to supply the New Lenders and the Purchaser with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the New Lenders or the Purchaser may request; except that in no event shall TARC, TCR Holding or TransContinental be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent to service of process;

                  (f) So long as any Securities are outstanding, to provide the Purchaser, Trustee and holders of any of the Securities copies of its annual reports and of the information, documents and reports that TARC or TransContinental, as applicable, is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after it files them with the Commission and if, during any period in which Securities are outstanding, TARC or TransContinental is not obligated to file annual reports, documents or other reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, to furnish to the Purchaser, Trustee and holders of any Securities the same such annual reports, documents or other reports as if TARC and TransContinental were so subject. In addition upon the request of any holder of Securities or any prospective purchaser of the Securities designated by such holder, TARC (to the extent it is still obligated on the Notes), TCR Holding and TransContinental, as applicable, shall supply to such holder or such prospective purchaser the information required under Rule 144A under the Securities Act, unless TARC or TransContinental, as applicable, is then subject to Section 13 or 15(d) of the Exchange Act and reports filed thereunder satisfy the information requirements of Rule 144A(d)(4) as then in effect;

                  (g) If requested by the New Lenders or the Purchaser, to use all reasonable efforts to maintain the Securities as PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market through such time as a registration statement covering the Notes shall have become effective or all of the Notes shall have become eligible for resale without the requirement that such resales comply with the volume or manner of sale restrictions of Rule 144 of the Act;

                  (h) To hold the New Lenders and the Purchaser harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue, sale and delivery of the Securities in accordance with the terms of this Agreement or as contemplated by the Disclosure Statements and on the execution and delivery of this Agreement and the other Transaction Documents which are or may be required to be paid under the laws of the United States or any political subdivision or taxing authority thereof or therein;

                  (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) that is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act;

                  (j) Not to solicit any offer to buy, offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act other than to comply with clause (k);

                  (k) To (i) consummate the Reorganization immediately following the issuance of the Notes and the sale of the TCR Stock hereunder and (ii) comply with all of the terms and provisions of the A/B Exchange Registration Rights Agreement and the other Transaction Documents;

                  (l) For a period of five years following the Closing Date, to furnish to the New Lenders and the Purchaser copies of any annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by TARC, TCR Holding or TransContinental to the Trustee or to the holders of the Securities pursuant to the Indenture;

                  (m) To deposit not less than $60.3 million of the proceeds from the sale of the Securities into the Construction Collateral and Disbursement Account; and

                  (n) Not, for a period of 90 days from the date of the Offering Circular, without the prior written consent of the Purchaser, directly or indirectly, offer, sell, grant any option to purchase or otherwise dispose of, any securities of TARC, TCR Holding or TransContinental.

                  (o) TransContinental shall deliver to the TCW Funds:

                         (i) as soon as available and in any event within 15
days after the end of each month and 60 days after the end of each quarterly fiscal period of each fiscal year of TCR Holding and TransContinental (other than the fourth fiscal quarter), consolidated and consolidating statements of income, retained earnings and cash flow of each of TCR Holding and TransContinental and their respective consolidated subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of each of TCR Holding and TransContinental and its consolidated subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of TCR Holding or TransContinental, as the case may be, which certificate shall state that those consolidated financial statements fairly present the consolidated financial condition and results of operations of TCR Holding or TransContinental, as the case may be, and its consolidated subsidiaries, and those consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of TCR Holding or TransContinental, as the case may be, and of each of their respective consolidated subsidiaries, in each case in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                         (ii) as soon as available and in any event within 105
days after the end of each fiscal year of TCR Holding or TransContinental, as the case may be, consolidated and consolidating statements of income, retained earnings and cash flow of TCR Holding or TransContinental, as the case may be, and its consolidated subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of TCR Holding or TransContinental, as the case may be, and its consolidated subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied by a certificate of a senior financial officer of TCR Holding or TransContinental, as the case may be, which certificate shall state that those consolidating financial statements fairly present the respective unconsolidated financial condition and results of operations of TCR Holding or TransContinental, as the case may be, and of each of its consolidated subsidiaries, in each case in accordance with GAAP as at the end of, and for, such fiscal year.

                  (p) In addition, TARC agrees to offer 2,640,000 shares of Class E Preferred Stock to holders of certain of TARC's outstanding common stock purchase warrants in exchange for such warrants.

                  (q) So long as any Notes are outstanding, TEC shall forbear, regardless of any default or event of default under the TEC Swingline Note, from exercising its rights under any pledge or other security agreement or arrangement to acquire, whether by foreclosure or otherwise, upon issued and outstanding shares of common stock, par value $.01 per share, of TransContinental unless, at the time of such proposed exercise of its rights, either the trustee under the TEC Indenture or the holders of the TEC Notes shall be exercising their rights to foreclose upon the collateral securing such TEC Notes. TEC acknowledges that its covenant in this Section 6(q) is a material inducement to the New Lenders and the Purchaser to purchase the Securities and that the New Lenders and the Purchaser are relying on such covenant in purchasing the Securities.

                  7. Expenses and Fees.

                  (a) Whether or not this Agreement becomes effective or is terminated or the sale of the Securities to the New Lenders and the Purchaser is consummated, TARC agrees to pay (to the extent not paid by TARC from the proceeds of the issuance of the Securities) (i) the costs incident to the authorization, issuance, sale and delivery of the Securities, the consummation of the Reorganization and any taxes payable in either connection; (ii) the costs (including, without limitation, fees and expenses of the accountants and counsel for TARC, TCR Holding and TransContinental) incident to the preparation, printing and delivery and distribution to the New Lenders and the Purchaser of each of the Disclosure Statements and any amendments and exhibits thereto, as provided in this Agreement; (iii) the costs of delivery and shipping of this Agreement, the Disclosure Statements and the other Transaction Documents, including, but not limited to any "Blue Sky" memoranda; (iv) the fees payable to rating agencies in connection with the rating of the Securities; (v) the fees and expenses (including fees and disbursements of counsel to the New Lenders and the Purchaser in connection therewith) of qualifying the Securities for offering and sale under the securities laws of the several jurisdictions; (vi) any applicable filing fees associated with filings made with the NASD in connection with the PORTAL application for the Notes; (vii) the costs and charges of the trustees and any paying agent, stock transfer agent or registrar; (viii) all other costs and expenses incident to the performance of its obligations hereunder or under the other Transaction Documents for which provision is not otherwise made in this Section 7 and (ix) all costs and expenses of the New Lenders and the Purchaser incident to the transactions contemplated hereby and in each of the other Transaction Documents.

                  (b) On the Closing Date, TARC, TCR Holding and TransContinental jointly and severally agree to (i) reimburse Jefferies for its expenses (including, without limitation, the fees and expenses of its legal counsels) and (ii) pay to the TCW Funds a structuring fee in the amount of $1,500,000. In addition, TARC will deliver 3,000,000 shares of Class B Non-Voting Common Stock to the TCW Funds as an additional structuring fee on the Closing Date.

                  8. Indemnification and Contribution.

                  (a) Each of TEC, TARC, TCR Holding and TransContinental agrees, jointly and severally, to indemnify and hold harmless the TCW Funds and their respective affiliates, the New Lenders and the Purchaser, respectively, their respective officers, authorized representatives and directors and each person, if any, who controls any of the TCW Funds, the New Lenders or the Purchaser, respectively, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, TCW, the New Lenders or the Purchaser, respectively, from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses actually incurred by the New Lenders or the Purchaser, respectively, or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in either of the Disclosure Statements and any amendments or supplements thereto, or in any "blue sky" application or other document executed by TARC, TCR Holding or TransContinental in connection with any such application procedure or based upon written information furnished by TARC, TCR Holding or TransContinental in connection with the purchase of securities hereunder specifically to be filed in any state or other jurisdiction in order to qualify any or all the Securities under the securities laws thereof or specifically to be filed with the Commission or any securities association or securities exchange (each, an "APPLICATION"), or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission relating to the New Lenders or the Purchaser, respectively, made in either of the Disclosure Statements, or any Application, made in reliance upon and in conformity with information relating to the New Lenders or the Purchaser, respectively, furnished to TARC, TCR Holding or TransContinental in writing by the New Lenders or the Purchaser, respectively, expressly for use therein. The parties hereto agree that the only statements made in the Disclosure Statements, or any Application, furnished in writing by the New Lenders or the Purchasers expressly for use therein as those set forth in such Disclosure Statements under the heading "Plan of Distribution" in the first paragraph, third paragraph, fourth paragraph, fifth paragraph and sixth paragraph (third sentence only) thereof;

                  (b) Each of TEC, TARC, TCR Holding and TransContinental further agrees, jointly and severally, to indemnify and hold harmless the New Lenders and the Purchaser, respectively, their respective officers, authorized representatives and directors and each person, if any, who controls the New Lenders or the Purchaser, respectively, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the New Lenders or the Purchaser, respectively, from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses actually incurred by the New Lenders or the Purchaser, respectively, or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by, arising out of or based upon
(i) a breach by any of TEC, TARC, TCR Holding and TransContinental of any representation, warranty, covenant or agreement in this Agreement or (ii) any action taken or inaction on the part of any of TEC, TARC, TCR Holding or TransContinental in connection with the issuance and sale of the Securities or the consummation of the Reorganization; provided that neither TEC's nor TARC's indemnity shall extend to losses claims, damages and liabilities breaches caused by, arising out of or based upon breaches by TCR Holding and TransContinental, which occur as a result of action taken or inaction after the Closing Date).

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be instituted or asserted against any person in respect of which indemnity may be sought pursuant to either of paragraph (a) or (b) above, such person (hereinafter called the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "INDEMNIFYING PARTY") in writing; provided, however, that the failure to so notify the indemnifying party shall not relieve it of any obligation or liability that it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the indemnifying party and the indemnifying party was not otherwise aware of such action or claim). The indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others that the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary, (ii) the indemnifying party shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party or any affiliate of either and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among indemnified parties, the indemnifying party shall not, in connection with any one such proceeding or separate but substantially similar related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any appropriate local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed promptly after the receipt of the invoice therefor as they are incurred. Any such separate firm shall be designated in writing by (i) the TCW Funds, with respect to the New Lenders, their affiliates and their respective successors and assigns and (ii) the Purchaser, with respect to the Purchasers, its affiliates and their respective successors and assigns. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff for which the indemnified party is entitled to indemnification pursuant to this Agreement, the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party.

                  (d) To the extent the indemnification provided in paragraph
(a) or (b) of this Section 8 is for any reason unavailable to (other than by reason of exceptions provided therein), or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraphs, in lieu of indemnifying such indemnified party thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by TEC, TARC, TCR Holding and TransContinental on the one hand and the New Lenders or the Purchaser on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, not only such relative benefits but also the relative fault of TEC, TARC, TCR Holding and TransContinental on the one hand and the New Lenders or the Purchaser on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by TEC, TARC, TCR Holding and TransContinental on the one hand and the New Lenders or the Purchaser on the other hand in connection with the offering of the Securities shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (net of discounts and commissions but before deducting expenses) received by TARC, TCR Holding and TransContinental bears to the fees received by the New Lenders or the Purchaser who have received any such fees in respect thereof. The relative fault of TEC, TARC, TCR Holding and TransContinental on the one hand and the New Lenders or the Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by TEC, TARC, TCR Holding and TransContinental on the one hand or by the New Lenders or the Purchaser on the other hand, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                  (e) TEC, TARC, TCR Holding, TransContinental and the New Lenders and the Purchaser agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such indemnified party in connection with defending or investigating any such action or claim. Notwithstanding the provisions of Section 8(d), no New Lender or Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and resold by it exceeds the amount of any damages that the New Lender or the Purchaser has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution provisions contained in this
Section 8 and the representations and warranties of TEC, TARC, TCR Holding and TransContinental contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the New Lenders or the Purchaser or any person controlling the New Lenders or the Purchaser or under common control with or controlled by the New Lenders or the Purchaser or by or on behalf of TEC, TARC, TCR Holding and TransContinental and their respective officers, authorized representatives or directors or any person controlling TEC, TARC, TCR Holding and TransContinental and (iii) acceptance of and payment for any of the Securities or consummation of the Reorganization.

                  The indemnity and contribution agreements contained in this
Section 8 will be in addition to any liability that the indemnifying party or parties may otherwise have to the indemnified party or parties referred to above.

                  9. Termination and Survival.

                  (a) This Agreement may be terminated for any reason at any time prior to the delivery and payment of the Securities on the Closing Date, as the case may be, by the New Lenders or the Purchaser upon written notice of such termination to TARC, if prior to such time (i) there has been, since the respective dates as of which information is given in either of the Disclosure Statements, (A) any material adverse change in the condition, (financial or otherwise), results of operations, business, prospects, net worth or assets of TARC, TCR Holding or TransContinental, whether or not arising in the ordinary course of business or (B) except as contemplated by this Agreement, any material transaction entered into by TARC, TCR Holding or TransContinental other than in the ordinary course of business, or (ii) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing national or international financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of the New Lenders or the Purchaser, impracticable or inadvisable to purchase the Securities or enforce contracts for the resale of Securities, or (iii) trading generally on the New York Stock Exchange or quotations on The Nasdaq Stock Exchange, either has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of said organizations or by order of the Commission or any other governmental authority or, if a banking moratorium has been declared, by either Federal or New York authorities, or (iv) any downgrading shall have occurred in the rating accorded the securities of TEC or TARC by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

                  (b) Notwithstanding any other provision of this Agreement, this Agreement shall terminate if not consummated on or prior to December 15, 1998 unless the time for consummation of this Agreement is extended in a writing by each of the parties to this Agreement.

                  (c) In the event of any such termination, the provisions of
Section 7 hereof, the indemnity agreement and contribution provisions set forth in Section 8 hereof, and the provisions of Sections 10 and 15 hereof shall remain in effect.

                  10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of TARC, TCR Holding or TransContinental submitted pursuant hereto, including indemnity and contribution agreements, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the New Lenders or the Purchaser or any person controlling the New Lenders or the Purchaser or by or on behalf of TARC, TCR Holding, TransContinental or their respective officers or directors, and shall survive acceptance of and payment for the Securities hereunder and consummation of the Reorganization.

                  11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the New Lenders shall be directed as indicated on the signature pages of this Agreement, with a copy to Trust Company of the West, 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, California, 90025, Attention: Nicholas W. Tell; Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles, California, 90017, Attention: Kenneth J. Baronsky, Esq.; notices to the Purchaser shall be directed to Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California, 90025, Attention: Jerry M. Gluck, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, 34th Floor, Los Angeles, California 90071, Attention Rodrigo A. Guerra, Jr., Esq.; notices to TEC and TARC shall be directed to it at 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas 77032, Attention: Chief Executive Officer, with a copy to Gardere & Wynne, L.L.P. 1601 Elm Street, 3000 Thanksgiving Tower, Dallas, Texas 75201, Attention: C. Robert Butterfield, Esq.; and notices to TCR Holding or TransContinental shall be directed to it at 14902 River Road, New Sarpy, Louisiana, Attention: Chief Executive Officer, with a copy to Trust Company of the West, 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, California, 90025, Attention: Nicholas W. Tell, Jr.; Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles, California, 90017, Attention: Kenneth J. Baronsky, Esq.

                  12. Headings. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  13. Parties. This Agreement shall inure to the benefit of and be binding upon TEC, TARC, TCR Holding, TransContinental, the New Lenders and the Purchaser, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. No purchaser of Securities from the New Lenders or the Purchaser shall be deemed to be a successor by reason merely of such purchase.

                  14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  15. Governing Law. THIS AGREEMENT, THE SECURITIES AND ALL ISSUES HEREUNDER AND THEREUNDER, INCLUDING (WITHOUT LIMITATION) THE DETERMINATION OF THE MAXIMUM LAWFUL RATE OF INTEREST THAT MAY BE CONTRACTED FOR, CHARGED OR RECEIVED WITH RESPECT TO THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE

INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NYCPLR 327(b). TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING, WHETHER IN TORT, CONTRACT OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS OTHER THAN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY NEW LENDER OR TRUSTEE TO ENFORCE ANY RIGHT OR EXERCISE ANY REMEDY UNDER THE COMPANY MORTGAGE, THE SECURITY AGREEMENT OR THE CONSTRUCTION COLLATERAL AND DISBURSEMENT AGREEMENT (COLLECTIVELY, "COLLATERAL ACTIONS"), AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING (OTHER THAN COLLATERAL ACTIONS) SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY NEW LENDER, PURCHASER OR THEIR RESPECTIVE AGENTS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF TEC, TARC, TCR HOLDING OR TRANSCONTINENTAL IN ANY COLLATERAL ACTION IN ANY OTHER JURISDICTION.

                  Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between TEC, TARC, TCR Holding and TransContinental, on the one hand, and the New Lenders and the Purchaser on the other hand.

                                     Very truly yours,

                                     TRANSAMERICAN ENERGY CORPORATION,
                                     a Delaware corporation

                                     By:
                                        ---------------------------------------
                                        -------------------------
                                        -------------------------


                                     TRANSAMERICAN REFINING CORPORATION,
                                     a Texas corporation

                                     By:
                                        ---------------------------------------
                                        -------------------------
                                        -------------------------


                                     TCR HOLDING CORPORATION,
                                     a Delaware corporation

                                     By:
                                        ---------------------------------------
                                        -------------------------
                                        -------------------------


                                     TRANSCONTINENTAL REFINING CORPORATION,
                                     a Delaware corporation

                                     By:
                                        ---------------------------------------
                                        -------------------------
                                        -------------------------

Accepted:
December 15, 1998


TCW FUNDS:


TCW LEVERAGED INCOME TRUST, L.P.


By:    TCW Advisers (Bermuda), Ltd.
       as General Partner


By:
   ----------------------------------
       Name:
       Title:


By:    TCW Investment Management Company
       as Investment Advisor


By:
   ----------------------------------
       Name:
       Title:


At:    11100 Santa Monica Boulevard
       Suite 2000
       Los Angeles, CA  90025
       Attention: Nicholas W. Tell, Jr.


Copy to:

       Milbank, Tweed, Hadley & McCloy
       601 South Figueroa Street, 30th Floor
       Los Angeles, CA   90017
       Attention: Kenneth J. Baronsky, Esq.


TCW LEVERAGED INCOME TRUST II, L.P.

By:    TCW (LINC II), L.P., as General Partner

By:    TCW Advisers (Bermuda), Ltd.
       as General Partner


By:
   ----------------------------------
       Name:
       Title:

By:    TCW Investment Management Company
       as Investment Advisor


By:
   ----------------------------------
       Name:
       Title:


At:    11100 Santa Monica Boulevard
       Suite 2000
       Los Angeles, CA  90025
       Attention: Nicholas W. Tell, Jr.


Copy to:

       Milbank, Tweed, Hadley & McCloy
       601 South Figueroa Street, 30th Floor
       Los Angeles, CA   90017
       Attention: Kenneth J. Baronsky, Esq.


TCW SHARED OPPORTUNITY FUND II, L.P.


By:    TCW Investment Management Company,
       its Investment Manager


By:
   ----------------------------------
       Name:
       Title:


By:
   ----------------------------------
       Name:
       Title:


At:    11100 Santa Monica Boulevard
       Suite 2000
       Los Angeles, CA  90025
       Attention: Nicholas W. Tell, Jr.


Copy to:

      Milbank, Tweed, Hadley & McCloy
      601 South Figueroa Street, 30th Floor
      Los Angeles, CA   90017
      Attention: Kenneth J. Baronsky, Esq.

TCW SHARED OPPORTUNITY FUND IIB, L.L.C.


By:    TCW Asset Management Company,
       its Investment Advisor


By:
   ----------------------------------
       Name:
       Title:


By:
   ----------------------------------
       Name:
       Title:


At:    11100 Santa Monica Boulevard
       Suite 2000
       Los Angeles, CA  90025
       Attention: Nicholas W. Tell, Jr.


Copy to:

      Milbank, Tweed, Hadley & McCloy
      601 South Figueroa Street, 30th Floor
      Los Angeles, CA   90017
      Attention: Kenneth J. Baronsky, Esq.


TCW SHARED OPPORTUNITY FUND III, L.P.


By:    TCW Asset Management Company
       as Investment Advisor


By:
   ----------------------------------
       Name:
       Title:


By:
   ----------------------------------
       Name:
       Title:


At:    11100 Santa Monica Boulevard
       Suite 2000
       Los Angeles, CA  90025
       Attention: Nicholas W. Tell, Jr.

Copy to:

      Milbank, Tweed, Hadley & McCloy
      601 South Figueroa Street, 30th Floor
      Los Angeles, CA   90017
      Attention: Kenneth J. Baronsky, Esq.


BROWN UNIVERSITY THIRD CENTURY FUND


  By:
     --------------------------------------
       Mark L. Attanasio,
       its Investment Advisor

Tax I.D. No.:  13-6065573 (Nominee)

At:   11100 Santa Monica Boulevard
      Suite 2000
      Los Angeles, CA  90025
      Attention: Mark L. Attanasio
      (310) 235-5910
      (310) 235-5966/fax


Copy to:

      Milbank, Tweed, Hadley & McCloy
      601 South Figueroa Street, 30th Floor
      Los Angeles, CA   90017
      Attention: Kenneth J. Baronsky, Esq.

JEFFERIES & COMPANY, INC., as Purchaser
with respect to the Securities listed on
Schedule 1A

  By:
     --------------------------------------
      Joe Maly
      Managing Director

Address:

      11100 Santa Monica Boulevard
      Los Angeles, California  90027
      Attention:  Joe Maly


JEFFERIES & COMPANY, INC., with respect
to the Securities listed next to its
name on Schedule 1


  By:
     --------------------------------------
      Joe Maly
      Managing Director

Address:

      11100 Santa Monica Boulevard
      Los Angeles, California  90027
      Attention:  Joe Maly

                                                                      SCHEDULE I



                                                                   AMOUNT OF NOTES TO
PURCHASER                                                             BE PURCHASED              PURCHASE PRICE
---------                                                          ------------------           --------------
Trust Company of the West:
         TCW Leveraged Income Trust, L.P.                              $ 22,000,000               $ 21,242,034
         TCW Leveraged Income Trust II, L.P.                             22,000,000                 21,242,034
         TCW Shared Opportunity Fund, II, L.P.                           30,000,000                 28,966,410
         TCW Shared Opportunity Fund IIB, L.L.C.                          5,000,000                  4,827,735
         TCW Shared Opportunity Fund III, L.P.                           20,000,000                 19,310,940
         Brown University Third Century Fund                              1,000,000                    965,547
Jefferies & Company, Inc.                                              $ 50,000,000               $ 48,277,350
                                                                       ------------               ------------
                                                        TOTAL:         $150,000,000               $144,832,050
                                                                       ============               ============








                                                                        AMOUNT OF
                                                                    TRANSCONTINENTAL
                                                                  PREFERRED STOCK TO BE
PURCHASER                                                               PURCHASED               PURCHASE PRICE
---------                                                         ---------------------         --------------
Trust Company of the West:
         TCW Leveraged Income Trust, L.P.                             880,000 shares               $  601,040
         TCW Leveraged Income Trust II, L.P.                          880,000                         601,040
         TCW Shared Opportunity Fund, II, L.P.                      1,200,000                         819,600
         TCW Shared Opportunity Fund IIB, L.L.C.                      200,000                         136,600
         TCW Shared Opportunity Fund III, L.P.                        800,000                         546,400
         Brown University Third Century Fund                           40,000                          27,320
Jefferies & Company, Inc.                                           2,000,000 shares               $1,366,000
                                                                    ---------                      ----------
                                                        TOTAL:      6,000,000 shares               $4,098,000
                                                                    =========                      ==========


                                                                  AMOUNT OF TCR VOTING
                                                                   COMMON STOCK TO BE
PURCHASER                                                               PURCHASED           PURCHASE PRICE
---------                                                         -------------------       --------------
Trust Company of the West:
         TCW Leveraged Income Trust, L.P.                            35,797 shares                $ 2,255
         TCW Leveraged Income Trust II, L.P.                         35,797                         2,255
         TCW Shared Opportunity Fund, II, L.P.                       48,814                         3,075
         TCW Shared Opportunity Fund IIB, L.L.C.                      8,136                           513
         TCW Shared Opportunity Fund III, L.P.                       32,542                         2,050
         Brown University Third Century Fund                          1,627                           103
Jefferies & Company, Inc.                                            77,288 shares                $ 4,869
                                                                    -------                       -------
                                                        TOTAL:      240,000 shares                $15,120
                                                                    =======                       =======



                                                                    AMOUNT OF CLASS B
                                                                  PREFERRED STOCK TO BE
PURCHASER                                                               PURCHASED               PURCHASE PRICE
---------                                                         ---------------------         --------------
Trust Company of the West:
         TCW Leveraged Income Trust, L.P.                             440,000 shares                  $  26,400
         TCW Leveraged Income Trust II, L.P.                          440,000                            26,400
         TCW Shared Opportunity Fund, II, L.P.                        600,000                            36,000
         TCW Shared Opportunity Fund IIB, L.L.C.                      100,000                             6,000
         TCW Shared Opportunity Fund III, L.P.                        400,000                            24,000
         Brown University Third Century Fund                           20,000                             1,200
Jefferies & Company, Inc.                                           1,000,000 shares                   $ 60,000
                                                                    ---------                          --------
                                                        TOTAL:      3,000,000 shares                   $180,000
                                                                    =========                          ========


                                                                    AMOUNT OF CLASS C
                                                                  PREFERRED STOCK TO BE
PURCHASER                                                               PURCHASED               PURCHASE PRICE
---------                                                         ---------------------         --------------

Trust Company of the West:
         TCW Leveraged Income Trust, L.P.                             242,000 shares                   $13,552
         TCW Leveraged Income Trust II, L.P.                          242,000                           13,552
         TCW Shared Opportunity Fund, II, L.P.                        330,000                           18,480
         TCW Shared Opportunity Fund IIB, L.L.C.                       55,000                            3,080
         TCW Shared Opportunity Fund III, L.P.                        220,000                           12,320
         Brown University Third Century Fund                           11,000                              616
Jefferies & Company, Inc.                                             550,000 shares                   $30,800
                                                                      -------                          -------
                                                        TOTAL:      1,650,000 shares                   $92,400
                                                                    =========                          =======






                                                                    AMOUNT OF CLASS D
                                                                  PREFERRED STOCK TO BE
PURCHASER                                                               PURCHASED               PURCHASE PRICE
---------                                                         ---------------------         --------------

Trust Company of the West:
         TCW Leveraged Income Trust, L.P.                             638,000 shares                  $ 33,814
         TCW Leveraged Income Trust II, L.P.                          638,000                           33,814
         TCW Shared Opportunity Fund, II, L.P.                        870,000                           46,110
         TCW Shared Opportunity Fund IIB, L.L.C.                      145,000                            7,685
         TCW Shared Opportunity Fund III, L.P.                        580,000                           30,740
         Brown University Third Century Fund                           29,000                            1,537
Jefferies & Company, Inc.                                           1,450,000 shares                  $ 76,850
                                                                    ---------                         --------
                                                        TOTAL:      4,350,000 shares                  $230,550
                                                                    =========                         ========


                                                                    AMOUNT OF CLASS E
                                                                  PREFERRED STOCK TO BE
PURCHASER                                                               PURCHASED               PURCHASE PRICE
---------                                                         ---------------------         --------------
Trust Company of the West:
         TCW Leveraged Income Trust, L.P.                          1,284,203 shares                   $ 80,905
         TCW Leveraged Income Trust II, L.P.                       1,284,203                            80,905
         TCW Shared Opportunity Fund, II, L.P.                     1,751,186                           110,325
         TCW Shared Opportunity Fund IIB, L.L.C.                     291,864                            18,387
         TCW Shared Opportunity Fund III, L.P.                     1,167,458                            73,550
         Brown University Third Century Fund                          58,373                             3,677
Jefferies & Company, Inc.                                          2,922,712 shares                   $184,131
                                                                   ---------                          --------
                                                        TOTAL:     8,760,000 shares                   $551,880
                                                                   =========                          ========






                                                                    AMOUNT OF CLASS B
                                                                 NON-VOTING COMMON STOCK
PURCHASER                                                             TO BE ISSUED              PURCHASE PRICE
---------                                                        -----------------------        --------------
Trust Company of the West:
         TCW Leveraged Income Trust, L.P.                              660,000 shares                 N/A
         TCW Leveraged Income Trust II, L.P.                           660,000                        N/A
         TCW Shared Opportunity Fund, II, L.P.                         900,000                        N/A
         TCW Shared Opportunity Fund IIB, L.L.C.                       150,000                        N/A
         TCW Shared Opportunity Fund III, L.P.                         600,000                        N/A
         Brown University Third Century Fund                            30,000 shares                 N/A
                                                                     ---------                        ---
                                                        TOTAL:       3,000,000 shares                 N/A
                                                                     =========                        ===

                                                                     SCHEDULE IA





                                                 AMOUNT OF CLASS B
                                               PREFERRED STOCK TO BE
PURCHASER                                            PURCHASED                            PURCHASE PRICE
---------                               ------------------------------------              --------------
Jefferies & Company, Inc.                         3,000,000 shares                           $180,000
                                                  ---------                                  --------
                                TOTAL:            3,000,000 shares                           $180,000
                                                  =========                                  ========





                                                 AMOUNT OF CLASS C
                                               PREFERRED STOCK TO BE
PURCHASER                                            PURCHASED                            PURCHASE PRICE
---------                               ------------------------------------              --------------
Jefferies & Company, Inc.                         1,650,000 shares                           $92,400
                                                  ---------                                  -------
                                TOTAL:            1,650,000 shares                           $92,400
                                                  =========                                  =======



                                                 AMOUNT OF CLASS D
                                               PREFERRED STOCK TO BE
PURCHASER                                          PURCHASED                              PURCHASE PRICE
---------                               ------------------------------------              --------------
Jefferies & Company, Inc.                         4,350,000 shares                           $230,550
                                                  ---------                                  --------
                                TOTAL:            4,350,000 shares                           $230,550
                                                  =========                                  ========



                                                 AMOUNT OF CLASS E
                                               PREFERRED STOCK TO BE
PURCHASER                                            PURCHASED                            PURCHASE PRICE
---------                               ------------------------------------              --------------
Jefferies & Company, Inc.                         9,000,000 shares                           $567,000
                                                  ---------                                  --------
                                TOTAL:            9,000,000 shares                           $567,000
                                                  =========                                  ========


                               Omitted Schedules
                               -----------------

     Pursuant to Item 601(b)(2) of Regulation S-K, the Company has omitted from this filing certain schedules to Exhibit 2.1. The Company agrees to furnish supplementally copies of any such omitted schedules to the Commission upon request. The contents of the omitted schedules are described below:

     Schedule 1(c)       - Liabilities of TARC to be paid by proceeds retained
                           by TARC.

     Schedule 2(b)(i)    - Real Property and Investment Assets

     Schedule 2(b)(ii)   - Liens

     Schedule 2(b)(iii)  - Permitted Liens

     Schedule 2(j)       - Contracts

     Schedule 2(n)       - Licenses

     Schedule 2(o)       - Intellectual Property

     Schedule 2(p)       - Operable Units

     Schedule 2(v)       - Deed Restrictions and Encroachments

     Schedule 2(x)       - Exceptions to Public Utilities

     Schedule 2(EE)      - Current Tax Filings and Audits